Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended March 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$60,177,041
Unrealized Gain (Loss) on Market Value of Commodity Futures	33,378,157
Dividend Income	30,471
Interest Income	4,619
ETF Transaction Fees	14,000
Total Income (Loss)	$93,604,288

Expenses
General Partner Management Fees	$192,010
Professional Fees	51,776
Brokerage Commissions	62,577
Directors' Fees and insurance	7,261
NYMEX License Fee	4,800
Total Expenses	$318,424
Net Income (Loss)	$93,285,864

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 3/1/22	$329,889,406
Additions (5,200,000 Shares)	86,145,390
Withdrawals (6,800,000 Shares)	(121,723,420)
Net Income (Loss)	93,285,864

Net Asset Value End of Month	$387,597,240
Net Asset Value Per Share (19,684,588 Shares)	$19.69

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596